UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 5, 2021 (January 4, 2021)

Nxt-ID, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36616	46-0678374
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Nxt-ID, Inc.

288 Christian Street

Hangar C 2nd Floor

Oxford, CT 06478

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (203) 266-2103

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	NXTD	The Nasdaq Stock Market LLC

Item 8.01 Other Events.

On January 4, 2021, Nxt-ID, Inc. (the “Company”) received a letter (the “Letter”) from the Office of General Counsel of The Nasdaq Stock Market LLC (“Nasdaq”) confirming that the Company has regained compliance with the minimum bid price requirement under Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Rule”) as required by the Nasdaq Hearing Panel’s (the “Panel”) decision dated September 16, 2020, and is in compliance with other applicable requirements as required for listing on Nasdaq. Accordingly, the Panel has determined to continue the listing of the Company’s shares of common stock, par value $0.0001 per share (the “Common Stock”), on Nasdaq and is closing this matter.

The Panel has determined to impose a monitoring period (the “Monitor Period”), pursuant to Listing Rule 5815(d)(4)(A). During the Monitor Period, which lasts until July 5, 2021, the Company shall notify the Panel, in writing, in the event of a closing bid price below $1.00 on any trading day, and in the event the Company falls out of compliance with any other applicable listing requirement. Should the Company evidence a closing bid price of under $1.00 for 30 consecutive trading days at any point during the Monitor Period, the Panel (or a newly convened Panel if the initial Panel is unavailable) will provide written notice to the Company that it will promptly conduct a hearing with regards to this deficiency. The Company will have the opportunity to respond and present to the Panel as provided by Listing Rule 5815(d)(4)(A). The Company’s securities may at that time be delisted from Nasdaq. In the event that the Company fails to comply with any other requirement for continued listing during the Monitor Period, the Company will be provided written notice of the deficiency and an opportunity to present a definitive plan to the Panel to regain compliance. The Panel will thereafter render a determination with respect to the Company’s continued listing on Nasdaq. The Company will not be permitted to provide Nasdaq’s Listing Qualifications Department a plan of compliance with respect to any deficiency that arises during the Monitor Period, and Nasdaq’s Listing Qualifications Department will not be permitted to grant additional time for the Company to regain compliance with respect to any deficiency.

In addition, on January 5, 2021, the Company issued a press release with regard to the Letter. The Company also announced that it has cancelled its Special Meeting of Stockholders that was scheduled to be held on January 15, 2021. As a result of regaining compliance with the Minimum Bid Price Rule, the Company no longer currently needs authorization to effect a reverse stock split of the Company’s outstanding shares of Common Stock at this time. The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Forward-Looking Statements

This Current Report on Form 8-K and Exhibit 99.1 contain forward-looking statements. Forward-looking statements include, but are not limited to, statements that express the Company’s intentions, beliefs, expectations, strategies, predictions or any other statements related to the Company’s future activities, or future events or conditions. These statements are based on current expectations, estimates and projections about the Company’s business based, in part, on assumptions made by its management. These statements are not guarantees of future performances and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors, including those risks discussed in the Company’s Annual Report on Form 10-K, and in other documents that the Company files from time to time with the Securities and Exchange Commission. Any forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this Form 8-K, except as required by law.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release of Nxt-ID, Inc. dated January 5, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 5, 2021	Nxt-ID, Inc.

	By:	/s/ Vincent S. Miceli
	Name:	Vincent S. Miceli
	Title:	Chief Executive Officer

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